Exhibit 10.1
Summary of Non-Employee Director Compensation

Summary of Board of Directors Compensation

Compensation Element	Current Program	Proposed Program
Cash Compensation
Annual Board Member Retainer	$20,000	$30,000
Board Meeting Fees	$1,000 meeting	-
	$500 phone	-
Board Chair Retainer (Additional)	$10,000	$15,000
Committee Chair Retainers
Audit	$12,500	$12,500
Compensation	-	$8,000
Corporate Governance and Nominating Committee (unless also Chairman of the Board)	-	$4,000
Committee Member Retainers
Audit	-	$6,000
Compensation	-	$4,000
Corporate Governance and Nominating Committee	-	$2,000
Equity Compensation
Initial Equity Grant	10,000 options (1)	10,000 options (3)
Annual Equity Grant	3,000 options (2)	6,000 options (4)

(1)  Vests over 48 months with 1 year cliff
(2)  Vests monthly over 48 months
(3)  50% vests at first annual meeting of stockholders following appointment and 50%vests at second annual meeting of stockholders following appointment
(4)  100% vests at next annual meeting of stockholders

Three Year View of Adjustment

	FY2009		FY2010			FY2011
	Cash	Options #	Cash	Options #	Options #	Cash	Options #
		Nov-09		Nov-10	Mar-10		Nov-11
Juelis - Audit Chair	$39,500	3,000	$38,500	3,000	3,000	$44,500	6,000
Kelly – BOD & Nom Chair	$37,000	3,000	$39,250	3,000	3,000	$57,000	6,000
Majteles	$23,500	3,000	$26,000	3,000	3,000	$34,000	6,000
Martin – Comp Chair	$27,000	3,000	$29,500	3,000	3,000	$46,000	6,000

Total BOD Comp	$127,000	12,000	$133,250	12,000	12,000	$181,500	24,000

Quarterly Expense Increase (option expense excluded)						$13,625